UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

ARTESIAN RESOURCES CORP
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road
Newark, Delaware 19702
(Address of principal executive offices, including zip code)

(302) 453-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On April 28, 2023, Artesian Water Company, Inc. (“Artesian Water”), the principal subsidiary of Artesian Resources Corporation (the “Company”), filed a request with the Delaware Public Service Commission to implement new rates to meet a requested increase in revenue of 23.84%, or approximately $17.5 million, on an annualized basis.  The actual effective increase is less than 23.84% since Artesian Water has been permitted to recover specific investments made in infrastructure through the assessment of a 7.50% Distribution System Infrastructure Charge (“DSIC”).  Since the DSIC rate is set to zero when temporary rates are placed into effect, customers would experience an incremental increase of 16.34%, the net of the overall 23.84% increase less the DSIC rate of 7.50% currently in effect, if the requested increase is granted in full by the Delaware Public Service Commission.  The new rates are designed to support Artesian Water’s ongoing capital improvement program and to cover increased costs of operations, including chemicals and electricity for water treatment, water quality testing, fuel, taxes, interest, labor and benefits.  In accordance with applicable Delaware law, Artesian Water is permitted to implement temporary rates of 15% or $2.5 million, whichever is lower, 60 days after the application is accepted.  Since Artesian Water has DSIC surcharges in excess of the allowable temporary increase and imposing the temporary increase would require DSIC to be reset to zero, Artesian Water has elected not to request the initial temporary rate increase.  However, should the application not be resolved within the seven-month statutory timeframe, Artesian Water would be permitted to place into effect temporary rates of up to 15% of gross water sales on an annual basis, subject to refund, until permanent rates are determined by the Delaware Public Service Commission.  Artesian Water’s last comprehensive application for an increase in base rate charges was filed in April 2014.

Item 7.01 Regulation FD Disclosure.

On April 28, 2023, the Company issued a press release relating to Artesian Water’s filing for a change in customer rates with the Delaware Public Service Commission.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press Release dated April 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: May 3, 2023	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer